                                                                 EXHIBIT 99(a)











                           RESEARCH PLANNING, INC.

                             FINANCIAL STATEMENTS

                              DECEMBER 22, 2000

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Research Planning, Inc.
Falls Church, Virginia

We have audited the accompanying balance sheet of Research Planning, Inc. as of December 22, 2000, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Research Planning, Inc. as of December 22, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                  /s/ McGladrey and Pullen, LLP
                                                            Bethesda, Maryland
March 9, 2001

RESEARCH PLANNING, INC.

BALANCE SHEET
DECEMBER 22, 2000

ASSETS
---------------------------------------------------------------------------------------
Current Assets
   Cash                                                                    $    188,247
   Contract receivables                                                       7,651,817
   Prepaid expenses                                                             210,717
                                                                           ------------
            TOTAL CURRENT ASSETS                                              8,050,781
                                                                           ------------

Property and equipment, net of accumulated
 depreciation and amortization of $1,451,175                                    844,732

Deposits                                                                         41,351
                                                                           ------------
                                                                           $  8,936,864
                                                                           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------
Current Liabilities
   Line of credit - related party                                          $    400,000
   Current maturities of capital lease obligations                               52,747
   Accounts payable                                                           1,560,975
   Accrued expenses                                                           2,834,299
                                                                           ------------
                                                                              4,848,021
                                                                           ============
Long-Term Liabilities
   Capital lease obligations, net of current maturities                          86,405
   Other long-term liabilities                                                    2,813
                                                                           ------------
                                                                                 89,218
                                                                           ============
Commitments and Contingencies

Stockholders' Equity
   Common stock
   Class A, voting, no par value; 51,000 shares
    authorized, 32,500 shares issued and outstanding                             51,260
   Class B, non-voting, no par value; 49,000 shares
    authorized, 31,250 shares issued and outstanding                             49,250
   Retained earnings                                                          3,899,115
                                                                           ------------
                                                                              3,999,625
                                                                           ------------
                                                                           $  8,936,864
                                                                           ============

See Notes to Financial Statements.

RESEARCH PLANNING, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 22, 2000


---------------------------------------------------------------------------------------
Contract revenue                                                        $    46,371,485

Direct expenses:
   Labor                                                                     15,903,746
   Subcontract                                                                7,183,430
   Other                                                                      7,320,998
                                                                        ---------------
                                                                             30,408,174
                                                                        ---------------

            GROSS PROFIT                                                     15,963,311

Operating expenses:
   Overhead                                                                   8,933,768
   General and administrative                                                 3,788,073
                                                                        ---------------
                                                                             12,721,841
                                                                        ---------------
            INCOME BEFORE INTEREST INCOME (EXPENSE)                           3,241,470

Interest income (expense), net                                                  (48,276)
                                                                        ---------------

            NET INCOME                                                  $     3,193,194
                                                                        ===============



Basic earnings per share                                                $         50.09
                                                                        ===============



Weighted average shares outstanding                                              63,750
                                                                        ===============








See Notes to Financial Statements.

RESEARCH PLANNING, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 22, 2000


                                       Common Stock
                                   --------------------         Retained
                                   Shares        Amount         Earnings       Total
----------------------------------------------------------------------------------------
Balance, December 24, 1999        63,750      $  100,510     $ 3,205,536   $  3,306,046

   Stockholders' distributions         -               -      (2,499,615)    (2,499,615)

   Net income                          -               -       3,193,194      3,193,194

                                  ------------------------------------------------------

BALANCE, DECEMBER 22, 2000        63,750      $  100,510     $ 3,899,115   $  3,999,625
                                  ======================================================




See Notes to Financial Statements.

RESEARCH PLANNING, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 22, 2000


----------------------------------------------------------------------------------------
Reconciliation of Net Income to Net Cash
 Provided by Operating Activities:
   Net income                                                           $     3,193,194
   Adjustments to reconcile net income to net
    cash provided by operating activities:
   Amortization of deferred rent obligation                                      (3,750)
   Depreciation and amortization                                                487,823

   Change in assets and liabilities:
     (Increase) decrease in:
       Contract receivables                                                  (1,092,376)
       Prepaid expenses                                                        (102,752)
       Deposits                                                                    (385)
     Increase (decrease) in:
       Accounts payable                                                        (911,806)
       Accrued expenses                                                         406,168
       Other liabilities                                                         44,096
                                                                        ---------------
            NET CASH PROVIDED BY OPERATING ACTIVITIES                         2,020,212
                                                                        ---------------

Cash Flows from Investing Activities:
   Acquisitions of property and equipment                                      (218,355)
                                                                        ---------------
            NET CASH USED IN INVESTING ACTIVITIES                              (218,355)
                                                                        ---------------

Cash Flows from Financing Activities:
   Net borrowings (payments) on line of credit - related party                  400,000
   Principal payments on notes payable                                                -
   Principal payments on capital lease obligations                              (49,466)
   Distributions to stockholders                                             (2,499,615)
                                                                        ---------------
            NET CASH USED IN FINANCING ACTIVITIES                            (2,149,081)
                                                                        ---------------

            NET DECREASE IN CASH                                               (347,224)

Cash:
   Beginning                                                                    535,471
                                                                        ---------------
   Ending                                                               $       188,247
                                                                        ===============


Supplemental Schedule of Non-Cash Investing and
 Financing Activities:
   Note payable incurred for purchase of property and equipment         $       188,618
                                                                        ===============



See Notes to Financial Statements.

RESEARCH PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Research Planning, Inc. (the Company) was incorporated on September 28, 1987. The Company, which is privately held, is primarily engaged in performing engineering, consulting, and research for the U.S. Government nationwide. The Company operated as a U.S. Government contractor under Section 8(a) of the Small Business Act of 1958. This Act permits the U.S. Small Business Administration to contract directly with agencies of the U.S. Government and then subcontract for the performance of such contracts on a sole-source or limited competitive bid basis with 8(a) certified companies. The Company graduated from the 8(a) program on July 20, 1999.

A summary of the Company's significant accounting policies are as follows:

Fiscal year: The Company's fiscal year ends with the four-week period ending closest to December 31. In 2000, the fiscal year consisted of the 52 weeks ended December 22, 2000.

Revenue and cost recognition: The Company is engaged principally in three types of contracts with the U.S. Government and its prime contractors: cost-reimbursable, firm fixed price, and time and materials. Revenue from "cost reimbursable" contracts is recognized on the basis of reimbursable contract costs incurred during the period plus the fee earned. Services performed which have been authorized, but may not have been billed or billable, are burdened with operational overhead and general and administrative expenses at the provisional rates and are shown as unbilled contract receivables. Adjustments made for differences between the provisional billing rates and rates actually incurred are also recorded as unbilled contract receivables. Revenue from "fixed price" contracts is recognized on the percentage of completion method. Under this method, individual contract revenue earned is measured by the percentage relationship that contract costs incurred bear to management's estimate of total contract costs. Revenue from "time and material" contracts is recognized on the basis of man-hours utilized plus other reimbursable contract costs incurred during the period.

Contract costs include direct labor, combined with allocations of operational overhead, and other direct costs. Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. Change in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Contract receivables: In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though a portion of these amounts are not expected to be realized within one year.

Allowance for doubtful accounts: The allowance for doubtful accounts is based on management's evaluation of the status of existing contract receivables.

RESEARCH PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment: Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts which amortize the cost of the assets over their estimated useful lives of three to ten years, using the straight-line method.

Income taxes: The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company is not liable for income taxes except for taxes in state jurisdictions which do not recognize S-Corporations. The Company's stockholders are liable for other income taxes on the Company's taxable income. Conversely, in the event the Company incurs net operating losses, the stockholders may deduct the allowable portion of such losses on their individual returns. Furthermore, allowable tax credits are passed on to the stockholders under the Subchapter S status.

Earnings per share: Earnings per share have been computed on the basis of the weighted-average number of common shares outstanding totaling 63,750 during the period presented.

Credit risk: The Company's contract receivables consist primarily of amounts due from the U.S. Government on an unsecured basis.

The Company maintains cash balances in bank deposit accounts which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments: The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Line of credit: The carrying value approximates the fair value because the interest rate fluctuates with the lending bank's prime rate.

Capital leases: The carrying value of capital leases approximates fair value because interest rates are similar to debt currently offered to the Company, having the same or similar maturities and collateral requirements.

RESEARCH PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 2.     CONTRACT RECEIVABLES

Contract receivables consist of the following as of December 22, 2000:

------------------------------------------------------------------------------
Billed receivables                                            $     4,134,990
Billable receivables                                                2,386,126
Unbilled receivables:
   Costs incurred in excess of billings                             1,118,602
   Fee retentions                                                     171,292
   Rate variances                                                    (159,193)
                                                              ---------------
                                                              $     7,651,817
                                                              ===============

NOTE 3.     PROPERTY, EQUIPMENT, DEPRECIATION AND AMORTIZATION

The cost of property and equipment as of December 22, 2000 and depreciation and amortization expense for the year ended December 22, 2000 was charged to operations as follows:

                                                                           Depreciation/
                                     Estimated                             Amortization
Asset Category                         Life                 Cost              Expense
---------------------------------------------------------------------------------------
Furniture                        3 - 10 years         $     262,866       $      13,646
Equipment                         2 - 8 years             1,459,725             339,473
Software                          3 - 8 years               235,391              54,002
Leasehold improvements            3 - 8 years               149,306              26,169
Assets under capital leases       3 - 4 years               188,618              54,533
                                                      -------------       -------------
                                                      $   2,295,906       $     487,823
                                                      =============       =============

NOTE 4.     LINE OF CREDIT - RELATED PARTY

The Company has an informal line of credit arrangement with its majority stockholder that provides for maximum borrowings of up to $5 million based on 90% of eligible U.S. Government accounts receivable and 75% of eligible subcontract, state, and commercial accounts receivable as defined. The stockholder has a corresponding line of credit with a commercial bank (the
Bank) which provides for identical terms and which is secured by the Company's personal computers and related equipment and all accounts receivable. The line bears interest at the prime rate, expires on May 3, 2001, and is guaranteed by the Company. The Bank requires the Company to comply with certain financial covenants. Interest expense paid to the stockholder on the line of credit for the year ended December 22, 2000 was $42,921. The balance on the line was $400,000 as of December 22, 2000.

RESEARCH PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 5.     NOTES PAYABLE

The Company leases certain office equipment at December 22, 2000, with a carrying value of $134,085. The following is a schedule by year of the future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments as of December 22, 2000:

Years ending December,
------------------------------------------------------------------------------
2001                                                              $    63,709
2002                                                                   55,393
2003                                                                   38,761
                                                                  -----------
     Total minimum lease payments                                     157,863
     Less the amount representing interest                             18,711
                                                                  -----------
     Present value of minimum lease payments                      $   139,152
                                                                  ===========


     Current obligations under capital leases                     $    52,747
     Noncurrent obligations under capital leases                       86,405
                                                                  -----------
                                                                  $   139,152
                                                                  ===========

NOTE 6.     ACCRUED EXPENSES

Accrued expenses consist of the following as of December 22, 2000:

-----------------------------------------------------------------------------
Accrued salaries                                                  $   829,548
Accrued vacation                                                      638,743
Accrued pension                                                        39,051
Accrued subcontractor withholdings                                  1,108,998
Other accrued expenses                                                217,959
                                                                  -----------
                                                                  $ 2,834,299
                                                                  ===========

NOTE 7.     RETIREMENT PLAN

The Company maintains a defined contribution profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code covering substantially all of its employees. The plan provides for the Company to make matching contributions in an amount to be determined by the Company. Employer contributions to the plan totaled approximately $796,579 for the year ended December 22, 2000.

The Company contributes to union-sponsored multi-employer retirement and health care plans in accordance with its labor contracts. The plan covers all of the Company's union employees. Contributions to the plans are based on varying rates for the hours worked by the employers. The contributions for the retirement and wealth and welfare plans aggregated $101,395 for the year ended December 22, 2000.

RESEARCH PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

NOTE 7.     RETIREMENT PLAN (CONTINUED)

Under government regulations, in the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits, if any. The Company has not received information from the plans' administrator to determine its share of unfunded vested benefits. The Company does not, however, anticipate withdrawal from the plan, nor is the Company aware of any expected plan terminations.

NOTE 8.     LEASING ARRANGEMENTS

The Company leases office space under six noncancelable operating leases that expire at various dates through 2003. Two of the office leases provide for future rental increases based on the Company's pro rata share of increases in building operating expenses and real estate taxes, and for inflation adjustments based on increases in the Consumer Price Index. In addition, the Company leases office equipment under operating leases that expire at various dates through 2003. Aggregate rent expense for the year ended December 22, 2000 was $730,589. Future minimum lease commitments under noncancelable operating leases as of December 22, 2000 are as follows:

                                                              Office
Years ending December 31,  Office Space      Subleases       Equipment         Total
---------------------------------------------------------------------------------------
2001                       $    787,967     $   (50,838)    $    95,802     $   832,931
2002                            546,805         (55,460)          9,260         500,605
2003                             41,572          (9,243)          1,925          34,254
                           ------------     -----------     -----------     -----------
                           $  1,376,344     $  (115,541)    $   106,987     $ 1,367,790
                           ============     ===========     ===========     ===========

NOTE 9.     MAJOR CUSTOMERS

The majority of the Company's revenue for the year ended December 22, 2000 and contract receivables at December 22, 2000 are derived through contracts with the U.S. Government.

NOTE 10.    CONTINGENCIES

Billings under cost-based Government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the Government agencies' cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates, which the Company may use for the period(s) audited. The final rates, if different from the provisionals, may create an additional receivable or liability.

As of December 22, 2000, the Company has negotiated final settlements on indirect cost rates through December 1997. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. Management has recorded for potential over-application of provisional billing rates in the amount of $159,193 as of December 22, 2000.

RESEARCH PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 11. PENDING LITIGATION

The Company is subject to litigation arising in the ordinary course of business. Management believes, based in part on advice from legal counsel, that the ultimate resolution of these matters will not have a material adverse effect on the Company's results of operations or financial position.

NOTE 12. INTENTION TO MAKE DISTRIBUTIONS

The Board of Directors has authorized the Company to make dividend distributions to its stockholders to cover the Federal and state income tax liability of the stockholders resulting from the Company's election to be an S-Corporation.

NOTE 13. EARNINGS PER SHARE

The FASB has issued Statement No. 128, Earnings per Share, which supersedes APB Opinion No. 15. Statement No. 128, requiring the presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per-share amounts. All other entities are required to present basic and diluted per-share common amounts. Diluted per-share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations. Because the Company has no potential common stock outstanding, the Company is required to present only basic earnings per share.

NOTE 14. SUBSEQUENT EVENT

The Company's stockholders have entered into discussions to sell 100% of the Company's common stock to another company. The transaction is expected to be completed on or around the first quarter of 2001.